Exhibit 99

Marriott International, Inc. Corporate Headquarters	Marriott Drive Washington, D.C. 20058 (301) 380-7770

NEWS

CONTACT: Tom Marder

                      (301) 380-2553

                      thomas.marder@marriott.com

MARRIOTT INTERNATIONAL REPORTS EARNINGS PER SHARE FROM CONTINUING OPERATIONS OF $0.67 FOR THE 2004 SECOND QUARTER, UP 29 PERCENT FROM 2003

- Worldwide, company-operated comparable revenue per available room (REVPAR) was up 15 percent (16 percent using actual exchange rates) for the second quarter ended June 18, 2004.

Washington, D.C. – July 15, 2004 – Marriott International, Inc. (NYSE:MAR) today reported income from continuing operations of $160 million, up 27 percent, and diluted earnings per share from continuing operations of $0.67, up 29 percent for the quarter ended June 18, 2004. Highlights for the quarter were as follows:

•	Worldwide, systemwide REVPAR for the second quarter ended June 18, 2004, increased 13 percent (14 percent using actual exchange rates). Room rates increased 3.7 percent during the quarter while occupancy increased nearly 6 percentage points to 74 percent;

•	Incentive management fees rose 29 percent, reflecting an approximately 200 basis point improvement in the company’s worldwide house profit margins;

•	186 managed and franchised hotels (31,000 rooms) were added to our system since the 2003 second quarter, reaching over 500,000 rooms;

•	Over one-third of the new hotel rooms added to Marriott’s system in the second quarter were conversions from other brands;

•	Timeshare segment results increased 16 percent during the quarter reflecting strong leisure demand;

•	Marriott estimates 2004 full year diluted EPS from continuing operations, including the impact of synthetic fuel, to total $2.32 to $2.40 per share, which reflects growth of approximately 20 to 24 percent over 2003.

Exhibit 99

J.W. Marriott, Jr., chairman and chief executive officer of Marriott International, said, “After three difficult years, strong demand returned to the markets most impacted by the downturn.

“We were particularly pleased to welcome back international visitors to the U.S. The number of international guests visiting our U.S. hotels increased 34 percent during the quarter, benefiting from favorable exchange rates, and was particularly evident in New York and San Francisco.

“Properties in Asia and the Middle East generated significantly higher sales and profits due to higher traveler demand from around the world. A year ago, in the 2003 second quarter, these regions were hurt by the war in Iraq and Severe Acute Respiratory Syndrome (SARS).

“Owner and franchisee interest in our brands remains robust and we converted over 3,000 rooms to our brands during the quarter. Since 2000, we have grown our room base by over one-third and we are well positioned to benefit from worldwide demand growth. Marriott’s incentive fees during the quarter surged 29 percent reflecting an approximately 200 basis point improvement in the company’s worldwide house profit margins. Our incentive fee performance reflects the considerable upside our hotels enjoy in this improving demand environment. Clearly, our prospects remain extremely bright,” said Mr. Marriott.

In the second fiscal quarter (12 week period from March 27, 2004 to June 18, 2004), REVPAR for our 1,888 comparable systemwide North American properties rose 9.3 percent, driven by a 3.5 percent increase in average daily rate and a 3.9 percentage point increase in occupancy to nearly 74 percent. REVPAR at our 344 comparable systemwide North American full-service hotels (including Marriott Hotels & Resorts, The Ritz-Carlton, and Renaissance Hotels & Resorts) increased 9.9 percent, including 4.7 percentage points of improved occupancy to 73 percent. Demand for luxury lodging increased dramatically. Comparable systemwide North American Ritz-Carlton REVPAR increased 16.4 percent with strength in both resort and downtown locations. REVPAR at comparable systemwide North American select-service and extended-stay brands (including Courtyard, Fairfield Inn, Residence Inn, TownePlace Suites, and SpringHill Suites) increased 8.5 percent, with 3.3 percentage points improvement in occupancy to 75 percent. The Courtyard brand, benefiting from an increase in business traveler demand as well as continued property reinventions and renovations, posted an

Exhibit 99

11.2 percent REVPAR increase for systemwide comparable North American properties during the quarter. Sixteen percent of the Courtyard system in North America is non-comparable as a result of new hotels coming into the system in 2003 or 2004 and existing properties that were under renovation during those years.

International REVPAR at comparable systemwide properties increased 24.6 percent (33.1 percent using actual exchange rates) benefiting from strong demand in the 2004 quarter compared to the impact of SARS and the war in Iraq on the 2003 quarter. Constant dollar systemwide REVPAR increased nearly 55 percent in Asia and more than 15 percent in the Caribbean and Mexico.

The West India Quay Marriott in London’s Canary Wharf opened during the quarter and included our 500,000th room. Overall during the quarter, we added 53 properties (7,745 rooms), including new timeshare resorts in Las Vegas and Hilton Head (both of which will be ready for occupancy in 2005) bringing the total number of hotels in the system to 2,791 (502,575 rooms). Fifteen properties (2,090 rooms) exited the system during the quarter. Owners continue to be attracted to the strength of our brands, converting 17 hotels (2,665 rooms) to Marriott’s brands in the second quarter (excluding five hotels converted to the Ramada International brand).

Bulgari Hotels & Resorts, a joint venture company formed by Bulgari, the contemporary Italian Jeweler, and Marriott’s Luxury Group, opened its first hotel, the 58-room Bulgari Hotel in Milan during the second quarter. The Bulgari Hotel in Milan is characterized by luxury, contemporary Italian design and impeccable service. The second Bulgari hotel has begun development in Bali and is expected to open mid-2005. The Marriott Luxury Group includes The Ritz-Carlton and Bulgari Hotels & Resorts.

Nearly 2,200 hotels in the Marriott system offered high-speed internet access as of the end of the second quarter, more than any other hotel system in the world, a significant competitive advantage for all of the company’s brands. We also have wireless internet access in lobbies, meeting rooms, and public spaces in over 1,700 hotels throughout the U.S. We expect the roll out of high-speed internet access to our U.S. properties will be completed by the end of the year and that 2,000 hotels will have wireless internet access.

Exhibit 99

MARRIOTT REVENUES for the second quarter totaled $2.4 billion, up 19 percent over the prior year. Base management fees increased 20 percent over the year ago quarter as a result of growth in managed units and a 16 percent increase in managed hotel REVPAR worldwide (using actual exchange rates).  Franchise fees increased 29 percent over the year ago quarter reflecting unit expansion, a nearly 11 percent increase in worldwide franchised comparable REVPAR (using actual exchange rates), as well as the impact of units added last year that continue to ramp up. Incentive fees also increased 29 percent. Roughly one-third of the improvement in our incentive fees was attributable to properties in North America. The remainder of the improvement came from properties outside the U.S., particularly in Asia and the Middle East.

Owned, leased, corporate housing and other revenues increased 26 percent, primarily driven by higher REVPAR and the addition of four new leased full-service properties in Berlin, London and Dublin.

Revenues from timeshare interval sales and services increased 20 percent. Similar to the first quarter, leisure demand was very strong. Including results at our three joint ventures, contract sales increased 39 percent.

MARRIOTT’S OPERATING INCOME increased 74 percent in the 2004 second quarter from $68 million to $118 million, as a result of the 24 percent increase in combined base, franchise and incentive fees, robust timeshare interval sales, and lower operating losses from our synthetic fuel joint venture, slightly offset by higher general and administrative expenses. Marriott’s general and administrative expenses increased 19 percent, to $127 million, driven primarily by higher litigation expenses, lower foreign exchange gains and increased overhead costs related to the company’s unit growth.

Exhibit 99

LODGING SEGMENT RESULTS. Full-service lodging results were $113 million, up $26 million over prior year, as a result of higher fees, slightly offset by higher administrative expenses. Select-service and extended-stay lodging results were $57 million, up $13 million over prior year, driven by higher fees. Timeshare results rose 16 percent, to $51 million, including a $27 million note sale gain. Results also included a $7 million charge to reflect an increase in the discount rate used to value our timeshare interest-only strips, in light of the increasing interest rate environment. The note sale gain was $5 million lower than in the 2003 second quarter, primarily due to higher interest rates, partially offset by higher volume. Profits were also helped by improving margins, especially due to lower marketing and selling costs as a percentage of sales and a greater proportion of higher priced intervals sold.

INTEREST INCOME increased $12 million as a result of slightly higher average interest rates and interest earned on the note receivable in connection with the sale of our interest in the Two Flags joint venture, which took place early in the quarter. We expect to receive the proceeds from that approximately $200 million note in September of this year.

SYNTHETIC FUEL. During the quarter our synthetic fuel joint ventures generated net income of $31 million, including $38 million of tax benefits and credits, compared to $26 million of net income, including $68 million of tax benefits and credits in the year ago quarter. The increase in the net income from the synthetic fuel operations reflected higher production volume, partially offset by the impact of the change in ownership. In the second quarter of 2003, we were the sole owner of the synthetic fuel business. In the 2003 third quarter, we sold an approximately 50 percent interest and we currently consolidate the joint ventures.

Recently, we were informed by the previous owners of the synthetic fuel facilities that the Internal Revenue Service (IRS) field auditors issued a notice of proposed adjustment challenging the placed-in-service dates of three of the four synthetic fuel facilities now owned by our synthetic fuel joint ventures. One of the conditions to qualify for tax credits under Section 29 of the Internal Revenue Code is that the facility must have been placed-in-service before July 1, 1998. We strongly believe that all the facilities meet the placed-in-service requirement and we are confident this issue will be resolved in our favor. We are examining various procedural alternatives for pursuing this issue to resolution.

Exhibit 99

At the end of the second quarter, total debt was $1.4 billion and cash balances totaled $164 million compared to $1.7 billion in debt and $203 million of cash at March 26, 2004. Ninety-three percent of our total debt carries fixed rates. Depreciation and amortization totaled $37 million during the quarter compared to $34 million in the 2003 second quarter.

In the second quarter we sold 10 land parcels for $18 million and we recognized a gain of $3 million on the sales.

We repurchased 1.2 million shares of our stock in the second quarter and 7.8 million year-to-date through June 18, 2004. Our remaining share authorization totals 24.7 million shares.

OUTLOOK

We expect continued strong group and transient demand for the remainder of 2004. Based on the strong results to date, we now estimate 2004 systemwide comparable North American REVPAR growth of 7 to 9 percent.

We expect house profit margins to improve modestly in 2004, particularly as room rates have begun to improve. We also expect to complete a timeshare mortgage note sale transaction in the fourth quarter, open approximately 25,000 to 30,000 new rooms during 2004, and earn roughly $0.40 to $0.42 of after-tax earnings per share this year from our synthetic fuel business. Under these assumptions, our lodging operating income is expected to increase to a range of $600 million to $615 million for full year 2004. We expect full year timeshare segment results to total $190 million to $200 million, including a timeshare mortgage note gain of roughly $25 million in the fourth quarter. Overall, we estimate our 2004 diluted earnings per share from continuing operations to total $2.32 to $2.40.

For the third quarter, assuming North American systemwide comparable REVPAR growth of between 7 to 9 percent, we currently estimate lodging operating income of $115 million to $125 million, compared to $93 million in the 2003 third quarter. We expect that timeshare segment results will total roughly $30 million. No timeshare note sale is planned for the third quarter. We estimate third quarter EPS from continuing operations to range from $0.52 to $0.56, including $0.11 to $0.13 of earnings from synthetic fuel.

Exhibit 99

In 2004, we continue to estimate total investment spending levels to be roughly $500 million.

Marriott International, Inc. (NYSE:MAR) will conduct its quarterly earnings review for the investment community and news media on Thursday, July 15, 2004 at 10 a.m. Eastern Time (ET). Individual investors and the news media are invited to listen to the review on the Internet at http://www.marriott.com/investor. A replay will be available on the Internet until August 15, 2004 at http://www.marriott.com/investor (click on “recent investor news”). A recording of the call will also be available by telephone from 1 p.m. ET, Thursday, July 15, 2004 until Thursday, July 22, 2004 at 8 p.m. ET. To access the recording, call 719-457-0820. The reservation number for the recording is 333460.

Note: This press release contains “forward-looking statements” within the meaning of federal securities laws, including REVPAR, profit margin and earning trends; statements concerning the number of lodging properties we expect to add in future years; our expected investment spending; our anticipated results from synthetic fuel operations and the anticipated favorable resolution of the IRS’s placed-in-service challenge; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including the pace and extent of the current recovery in both the economy and the lodging industry; supply and demand changes for hotel rooms, vacation ownership intervals, and corporate housing; competitive conditions in the lodging industry; relationships with clients and property owners; the availability of capital to finance hotel growth and refurbishment; and the uncertainties inherent in the IRS audit and appeals process; any of which could cause actual results to differ materially from those expressed in or implied by the statements herein. These statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Exhibit 99

MARRIOTT INTERNATIONAL, INC. (NYSE:MAR) is a leading lodging company with nearly 2,800 lodging properties in the United States and 69 other countries and territories. Marriott International operates and franchises hotels under the Marriott, JW Marriott, The Ritz-Carlton, Renaissance, Residence Inn, Courtyard, TownePlace Suites, Fairfield Inn, SpringHill Suites, Ramada International and Bulgari brand names; develops and operates vacation ownership resorts under the Marriott Vacation Club International, Horizons, The Ritz-Carlton Club and Marriott Grand Residence Club brands; operates Marriott Executive Apartments; provides furnished corporate housing through its Marriott ExecuStay division; and operates conference centers. Marriott is also in the synthetic fuel business. The company is headquartered in Washington, D.C., and has approximately 128,000 employees. In fiscal year 2003, Marriott International reported sales from continuing operations of $9 billion. For more information or reservations, please visit our web site at www.marriott.com.

Tables follow

Exhibit 99
MARRIOTT INTERNATIONAL, INC.	Page 9
Financial Highlights (in millions, except per share amounts)

	12 Weeks Ended June 18, 2004			12 Weeks Ended June 20, 2003			Percent Better/ (Worse)
	Lodging	Synthetic Fuel	Total	Lodging	Synthetic Fuel	Total
REVENUES
Base management fees	$106	$—	$106	$88	$—	$88	20
Franchise fees	72	—	72	56	—	56	29
Incentive management fees	36	—	36	28	—	28	29
Owned, leased, corporate housing and other [1]	182	—	182	145	—	145	26
Timeshare interval sales and services [2]	281	—	281	234	—	234	20
Cost reimbursements [3]	1,614	—	1,614	1,402	—	1,402	15
Synthetic fuel	—	111	111	—	63	63	76

Total Revenues	2,291	111	2,402	1,953	63	2,016	19

OPERATING COSTS AND EXPENSES
Owned, leased and corporate housing - direct [4]	157	—	157	119	—	119	32
Timeshare - direct	245	—	245	215	—	215	14
Reimbursed costs	1,614	—	1,614	1,402	—	1,402	15
General, administrative and other [5]	127	—	127	107	—	107	19
Synthetic fuel	—	141	141	—	105	105	34

Total Expenses	2,143	141	2,284	1,843	105	1,948	17

OPERATING INCOME (LOSS)	$148	$(30)	118	$110	$(42)	68	74

Gains and other income [6]			48			38	26
Interest expense			(24)			(25)	4
Interest income			39			27	44
Provision for loan losses			(3)			(1)	*
Equity in earnings (losses) - Synthetic fuel [7]			—			—	—
- Other [8]			1			3	(67)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST			179			110	63
(Provision) benefit for income taxes			(33)			16	*

INCOME FROM CONTINUING OPERATIONS BEFORE MINORITY INTEREST			146			126	16
Minority Interest			14			—	*

INCOME FROM CONTINUING OPERATIONS			160			126	27

DISCONTINUED OPERATIONS
Loss from Senior Living Services, net of tax			—			(1)	*
Income from Distribution Services, net of tax			—			—	—

NET INCOME			$160			$125	28

EARNINGS PER SHARE - Basic
Earnings from continuing operations			$0.71			$0.54	31
Earnings from discontinued operations			—			—	—

Earnings per share			$0.71			$0.54	31

EARNINGS PER SHARE - Diluted
Earnings from continuing operations			$0.67			$0.52	29
Loss from discontinued operations			—			(0.01)	*

Earnings per share			$0.67			$0.51	31

Basic Shares			226.9			232.3
Diluted Shares			240.3			244.3

*	Calculated percentage is not meaningful.

[1]	–	Owned, leased, corporate housing and other revenue includes revenue from the properties we own or lease, our ExecuStay business, land rent income and other revenue.
[2]	–	Timeshare interval sales and services includes total timeshare revenue except for base fees, cost reimbursements, note sale gains, and joint venture earnings (losses).
[3]	–	Cost reimbursements include reimbursements from lodging properties for Marriott funded operating expenses.
[4]	–	Owned, leased and corporate housing - direct expenses include operating expenses related to our owned or leased hotels including lease payments, pre-opening expenses and depreciation plus expenses related to our ExecuStay business.
[5]	–	General, administrative and other expenses include the overhead costs allocated to our lodging business segments (including ExecuStay and timeshare) and our unallocated corporate overhead costs.
[6]	–	Gains and other income includes gains on the sale of real estate and timeshare notes, income related to our cost method joint ventures and beginning March 27, 2004 includes the earnout payments we made to the previous owner of the Synthetic fuel operation and earnout payments we received from our Synthetic fuel joint venture partner.
[7]	–	Equity in earnings (losses) – Synthetic fuel includes our share of the equity in earnings of the Synthetic fuel joint venture and the earnout we received from our Synthetic fuel joint venture partner from November 7, 2003 through March 25, 2004. Beginning March 26, 2004, the Synthetic fuel operation was consolidated as a result of adopting FIN 46(R), “Consolidation of Variable Interest Entities.”
8	–	Equity in earnings (losses) – Other includes our equity in earnings (losses) of unconsolidated joint ventures.

Exhibit 99
MARRIOTT INTERNATIONAL, INC.	Page 10
Financial Highlights (in millions, except per share amounts)

	24 Weeks Ended June 18, 2004			24 Weeks Ended June 20, 2003			Percent Better/ (Worse)
	Lodging	Synthetic Fuel	Total	Lodging	Synthetic Fuel	Total
REVENUES
Base management fees	$205	$—	$205	$180	$—	$180	14
Franchise fees	133	—	133	108	—	108	23
Incentive management fees	69	—	69	57	—	57	21
Owned, leased, corporate housing and other [1]	338	—	338	282	—	282	20
Timeshare interval sales and services [2]	599	—	599	471	—	471	27
Cost reimbursements [3]	3,199	—	3,199	2,810	—	2,810	14
Synthetic fuel	—	111	111	—	131	131	(15)

Total Revenues	4,543	111	4,654	3,908	131	4,039	15

OPERATING COSTS AND EXPENSES
Owned, leased and corporate housing - direct [4]	289	—	289	229	—	229	26
Timeshare - direct	497	—	497	423	—	423	17
Reimbursed costs	3,199	—	3,199	2,810	—	2,810	14
General, administrative and other [5]	259	—	259	219	—	219	18
Synthetic fuel	—	141	141	—	232	232	(39)

Total Expenses	4,244	141	4,385	3,681	232	3,913	12

OPERATING INCOME (LOSS)	$299	$(30)	269	$227	$(101)	126	*

Gains and other income [6]			52			39	33
Interest expense			(46)			(51)	10
Interest income			65			47	38
Provision for loan losses			—			(6)	*
Equity in earnings (losses) - Synthetic fuel [7]			(28)			—	*
- Other [8]			(1)			2	*

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST			311			157	98
(Provision) benefit for income taxes			(51)			56	*

INCOME FROM CONTINUING OPERATIONS BEFORE MINORITY INTEREST			260			213	22
Minority Interest			14			—	*

INCOME FROM CONTINUING OPERATIONS			274			213	29

DISCONTINUED OPERATIONS
Income from Senior Living Services, net of tax			—			29	*
Loss from Distribution Services, net of tax			—			(1)	*

NET INCOME			$274			$241	14

EARNINGS PER SHARE - Basic
Earnings from continuing operations			$1.20			$0.91	32
Earnings from discontinued operations			—			0.12	*

Earnings per share			$1.20			$1.03	17

EARNINGS PER SHARE - Diluted
Earnings from continuing operations			$1.14			$0.87	31
Earnings from discontinued operations			—			0.12	*

Earnings per share			$1.14			$0.99	15

Basic Shares			228.2			233.1
Diluted Shares			241.5			243.9

*	Calculated percentage is not meaningful.

[1]	–	Owned, leased, corporate housing and other revenue includes revenue from the properties we own or lease, our ExecuStay business, land rent income and other revenue.
[2]	–	Timeshare interval sales and services includes total timeshare revenue except for base fees, cost reimbursements, note sale gains, and joint venture earnings (losses).
[3]	–	Cost reimbursements include reimbursements from lodging properties for Marriott funded operating expenses.
[4]	–	Owned, leased and corporate housing - direct expenses include operating expenses related to our owned or leased hotels including lease payments, pre-opening expenses and depreciation plus expenses related to our ExecuStay business.
[5]	–	General, administrative and other expenses include the overhead costs allocated to our lodging business segments (including ExecuStay and timeshare) and our unallocated corporate overhead costs.
[6]	–

Gains and other income includes gains on the sale of real estate and timeshare notes, income related to our cost method joint ventures and beginning March 27, 2004 includes the earnout payments we made to the previous owner of the Synthetic fuel operation and earnout payments we received from our Synthetic fuel joint venture partner.

[7]	–	Equity in earnings (losses) – Synthetic fuel includes our share of the equity in earnings of the Synthetic fuel joint venture and the earnout we received from our Synthetic fuel joint venture partner from November 7, 2003 through March 25, 2004. Beginning March 26, 2004, the Synthetic fuel operation was consolidated as a result of adopting FIN 46(R), “Consolidation of Variable Interest Entities.”
8	–	Equity in earnings (losses) – Other includes our equity in earnings (losses) of unconsolidated joint ventures.

Exhibit 99
MARRIOTT INTERNATIONAL, INC.	Page 11
Business Segments ($ in millions)

	Twelve Weeks Ended
	June 18, 2004	June 20, 2003
REVENUES

Full-Service	$1,548	$1,333
Select-Service	264	229
Extended-Stay	129	130
Timeshare	350	261

Total lodging[1]	2,291	1,953
Synthetic fuel	111	63

Total	$2,402	$2,016

INCOME FROM CONTINUING OPERATIONS

Full-Service	$113	$87
Select-Service	39	29
Extended-Stay	18	15
Timeshare	51	44

Total lodging financial results[1]	221	175
Synthetic fuel (after tax)	31	26
Unallocated corporate expenses	(33)	(24)
Interest income, provision for loan losses and interest expense	12	1
Income taxes (excluding Synthetic fuel)	(71)	(52)

Total	$160	$126

[1]	We consider lodging revenues and lodging financial results to be meaningful indicators of our performance because they measure our growth in profitability as a lodging company and enable investors to compare the sales and results of our lodging operations to those of other lodging companies.

Exhibit 99
MARRIOTT INTERNATIONAL, INC.	Page 12
Business Segments ($ in millions)

	Twenty-Four Weeks Ended
	June 18, 2004	June 20, 2003
REVENUES
Full-Service	$3,053	$2,663
Select-Service	511	463
Extended-Stay	244	254
Timeshare	735	528

Total lodging[1]	4,543	3,908
Synthetic fuel	111	131

Total	$4,654	$4,039

INCOME FROM CONTINUING OPERATIONS

Full-Service	$213	$182
Select-Service	62	53
Extended-Stay	28	25
Timeshare	101	62

Total lodging financial results[1]	404	322
Synthetic fuel (after tax)	42	45
Unallocated corporate expenses	(63)	(54)
Interest income, provision for loan losses and interest expense	19	(10)
Income taxes (excluding Synthetic fuel)	(128)	(90)

Total	$274	$213

[1]	We consider lodging revenues and lodging financial results to be meaningful indicators of our performance because they measure our growth in profitability as a lodging company and enable investors to compare the sales and results of our lodging operations to those of other lodging companies.

Exhibit 99
MARRIOTT INTERNATIONAL, INC.	Page 13

Total Lodging Products [1]

	Number of Properties		Number of Rooms/Suites
Brand	June 18, 2004	vs. June 20, 2003	June 18, 2004	vs. June 20, 2003
Full-Service Lodging
Marriott Hotels & Resorts	482	+17	176,981	+6,444
The Ritz-Carlton	57	+3	18,644	+1,434
Bulgari Hotel & Resort	1	+1	58	+58
Renaissance Hotels & Resorts	130	+4	46,827	+1,243
Ramada International	206	+35	27,863	+4,094
Select-Service Lodging
Courtyard	638	+39	91,444	+5,480
Fairfield Inn	530	+14	50,191	+825
SpringHill Suites	116	+13	13,485	+1,483
Extended-Stay Lodging
Residence Inn	454	+18	54,019	+2,140
TownePlace Suites	112	+6	11,462	+563
Marriott Executive Apartments	14	+2	2,471	+304
Timeshare[2]
Marriott Vacation Club International	43	-1	8,374	+1,038
Horizons by Marriott Vacation Club International	2	—	256	+44
The Ritz-Carlton Club	4	—	252	+28
Marriott Grand Residence Club	2	—	248	—

Total	2,791	+151	502,575	+25,178

[1]	Total Lodging Products excludes the 2,591 corporate housing rental units.
[2]	Includes products under construction and in active sales which are not ready for occupancy.

Exhibit 99
MARRIOTT INTERNATIONAL, INC.	Page 14
KEY LODGING STATISTICS

North American Comparable Company-Operated Properties [1]

	Twelve Weeks Ended June 18, 2004 and June 20, 2003
	REVPAR		Occupancy			Average Daily Rate
Brand	2004	vs. 2003	2004	vs. 2003		2004	vs. 2003
Marriott Hotels & Resorts	$109.27	8.7%	75.5%	4.8	% pts.	$144.77	1.8%
The Ritz-Carlton[2]	$200.34	16.4%	73.8%	7.9	% pts.	$271.44	3.9%
Renaissance Hotels & Resorts	$100.60	8.5%	72.6%	5.4	% pts.	$138.67	0.4%
Composite - Full-Service	$118.43	10.1%	74.8%	5.3	% pts.	$158.24	2.3%
Residence Inn	$81.22	6.5%	81.0%	1.6	% pts.	$100.25	4.3%
Courtyard	$71.16	10.7%	73.8%	4.4	% pts.	$96.48	4.1%
TownePlace Suites	$50.42	12.0%	77.7%	6.8	% pts.	$64.91	2.2%
Composite - Select-Service & Extended-Stay	$71.87	9.8%	75.8%	4.0	% pts.	$94.76	4.1%
Composite - All	$102.07	10.0%	75.2%	4.8	% pts.	$135.74	3.0%

North American Comparable Systemwide Properties [1]

	Twelve Weeks Ended June 18, 2004 and June 20, 2003
	REVPAR		Occupancy			Average Daily Rate
Brand	2004	vs. 2003	2004	vs. 2003		2004	vs. 2003
Marriott Hotels & Resorts	$99.31	8.9%	73.0%	4.4	% pts.	$135.96	2.3%
The Ritz-Carlton[2]	$200.34	16.4%	73.8%	7.9	% pts.	$271.44	3.9%
Renaissance Hotels & Resorts	$93.79	8.5%	71.5%	4.6	% pts.	$131.17	1.5%
Composite - Full-Service	$106.69	9.9%	72.9%	4.7	% pts.	$146.39	2.8%
Residence Inn	$78.05	6.3%	80.4%	2.2	% pts.	$97.06	3.3%
Courtyard	$72.58	11.2%	74.6%	4.3	% pts.	$97.32	4.8%
Fairfield Inn	$46.02	4.9%	69.1%	2.0	% pts.	$66.64	1.8%
TownePlace Suites	$50.05	10.0%	78.0%	6.4	% pts.	$64.20	1.0%
SpringHill Suites	$62.71	10.3%	74.1%	4.0	% pts.	$84.66	4.3%
Composite - Select-Service & Extended-Stay	$65.19	8.5%	74.7%	3.3	% pts.	$87.27	3.7%
Composite - All	$83.32	9.3%	73.9%	3.9	% pts.	$112.73	3.5%

[1]	Composite - All statistics include properties for the Marriott Hotels & Resorts, Renaissance Hotels & Resorts, The Ritz-Carlton, Courtyard, Residence Inn, TownePlace Suites, Fairfield Inn, and SpringHill Suites brands. Full-Service composite statistics include properties for the Marriott Hotels & Resorts, Renaissance Hotels & Resorts and The Ritz-Carlton. Select-Service and Extended-Stay composite statistics include properties for the Courtyard, Residence Inn, TownePlace Suites, Fairfield Inn and SpringHill Suites brands.
[2]	Statistics for The Ritz-Carlton are for March through May.

Exhibit 99
MARRIOTT INTERNATIONAL, INC.	Page 15
KEY LODGING STATISTICS

North American Comparable Company-Operated Properties [1]

	Twenty-Four Weeks Ended June 18, 2004 and June 20, 2003
	REVPAR		Occupancy			Average Daily Rate
Brand	2004	vs. 2003	2004	vs. 2003		2004	vs. 2003
Marriott Hotels & Resorts	$105.72	6.2%	72.8%	3.3	% pts.	$145.27	1.4%
The Ritz-Carlton[2]	$192.67	14.0%	71.2%	7.0	% pts.	$270.71	2.8%
Renaissance Hotels & Resorts	$97.90	7.0%	70.3%	4.4	% pts.	$139.25	0.4%
Composite - Full-Service	$112.95	7.6%	72.2%	3.8	% pts.	$156.34	1.9%
Residence Inn	$77.31	4.2%	77.6%	0.8	% pts.	$99.63	3.2%
Courtyard	$68.02	8.4%	71.0%	3.9	% pts.	$95.79	2.5%
TownePlace Suites	$47.72	11.5%	73.8%	6.1	% pts.	$64.63	2.3%
Composite - Select-Service & Extended-Stay	$68.42	7.7%	72.7%	3.3	% pts.	$94.15	2.7%
Composite - All	$97.09	7.6%	72.4%	3.7	% pts.	$134.12	2.2%

North American Comparable Systemwide Properties [1]

	Twenty-Four Weeks Ended June 18, 2004 and June 20, 2003
	REVPAR		Occupancy			Average Daily Rate
Brand	2004	vs. 2003	2004	vs. 2003		2004	vs. 2003
Marriott Hotels & Resorts	$96.78	6.6%	70.8%	3.2	% pts.	$136.68	1.8%
The Ritz-Carlton[2]	$192.67	14.0%	71.2%	7.0	% pts.	$270.71	2.8%
Renaissance Hotels & Resorts	$91.18	7.9%	69.2%	4.4	% pts.	$131.68	1.1%
Composite - Full-Service	$102.46	7.7%	70.6%	3.6	% pts.	$145.13	2.2%
Residence Inn	$75.10	5.3%	77.5%	2.0	% pts.	$96.85	2.6%
Courtyard	$69.14	9.3%	71.6%	3.7	% pts.	$96.62	3.7%
Fairfield Inn	$42.63	3.7%	64.7%	1.3	% pts.	$65.90	1.6%
TownePlace Suites	$47.46	8.5%	73.9%	5.2	% pts.	$64.24	0.9%
SpringHill Suites	$59.79	9.3%	71.0%	3.8	% pts.	$84.24	3.5%
Composite - Select-Service & Extended-Stay	$61.96	7.1%	71.3%	2.8	% pts.	$86.89	2.9%
Composite - All	$79.51	7.4%	71.0%	3.1	% pts.	$111.98	2.7%

[1]	Composite - All statistics include properties for the Marriott Hotels & Resorts, Renaissance Hotels & Resorts, The Ritz-Carlton, Courtyard, Residence Inn, TownePlace Suites, Fairfield Inn, and SpringHill Suites brands. Full-Service composite statistics include properties for the Marriott Hotels & Resorts, Renaissance Hotels & Resorts and The Ritz-Carlton. Select-Service and Extended-Stay composite statistics include properties for the Courtyard, Residence Inn, TownePlace Suites, Fairfield Inn and SpringHill Suites brands.
[2]	Statistics for The Ritz-Carlton are for January through May.

Exhibit 99
MARRIOTT INTERNATIONAL, INC.	Page 16
KEY LODGING STATISTICS

International Comparable Company-Operated Properties [1,2]

	Three Months Ended May 31, 2004 and May 31, 2003
	REVPAR		Occupancy			Average Daily Rate
Region/Brand	2004	vs. 2003	2004	vs. 2003		2004	vs. 2003
Caribbean & Latin America	$101.87	16.6%	74.5%	7.5	% pts.	$136.65	4.9%
Continental Europe	$95.21	14.6%	72.5%	7.0	% pts.	$131.33	3.6%
United Kingdom	$140.62	21.7%	77.2%	9.6	% pts.	$182.15	6.6%
Middle East & Africa	$79.23	45.0%	75.6%	19.2	% pts.	$104.86	8.1%
Asia Pacific[3]	$72.53	70.5%	75.2%	25.4	% pts.	$96.49	13.0%

Total International[4,5]	$90.64	29.7%	74.5%	14.8	% pts.	$121.64	4.0%

Ritz-Carlton International	$154.24	37.6%	72.6%	21.4	% pts.	$212.49	-3.0%

Total International[4]	$97.59	31.0%	74.3%	15.5	% pts.	$131.34	3.7%

International Comparable Systemwide Properties [1,2]

	Three Months Ended May 31, 2004 and May 31, 2003
	REVPAR		Occupancy			Average Daily Rate
Region/Brand	2004	vs. 2003	2004	vs. 2003		2004	vs. 2003
Caribbean & Latin America	$96.23	17.5%	73.6%	8.3	% pts.	$130.81	4.2%
Continental Europe	$91.59	14.5%	69.4%	7.4	% pts.	$132.06	2.3%
United Kingdom	$109.04	14.5%	75.9%	7.7	% pts.	$143.74	2.9%
Middle East & Africa	$79.23	45.0%	75.6%	19.2	% pts.	$104.86	8.1%
Asia Pacific[3]	$75.78	54.5%	76.3%	22.6	% pts.	$99.35	8.8%

Total International[4,5]	$90.79	24.6%	73.9%	12.9	% pts.	$122.78	2.8%

Ritz-Carlton International	$154.24	37.6%	72.6%	21.4	% pts.	$212.49	-3.0%

Total International[4]	$95.93	26.1%	73.8%	13.6	% pts.	$129.93	2.9%

[1]	International financial results are reported on a period end basis, while International statistics are reported on a monthly basis.
[2]	Statistics are in constant dollars and include results for March through May. Excludes North America.
[3]	Excludes Hawaii.
[4]	Includes Hawaii.
[5]	Excludes Ritz-Carlton.

Exhibit 99
MARRIOTT INTERNATIONAL, INC.	Page 17
KEY LODGING STATISTICS

International Comparable Company-Operated Properties [1,2]

	Five Months Ended May 31, 2004 and May 31, 2003
	REVPAR		Occupancy			Average Daily Rate
Region/Brand	2004	vs. 2003	2004	vs. 2003		2004	vs. 2003
Caribbean & Latin America	$105.92	14.1%	74.0%	6.4	% pts.	$143.19	4.2%
Continental Europe	$86.48	8.8%	66.8%	4.5	% pts.	$129.39	1.4%
United Kingdom	$134.20	19.1%	74.8%	8.4	% pts.	$179.34	5.6%
Middle East & Africa	$81.26	38.8%	74.8%	13.7	% pts.	$108.62	13.3%
Asia Pacific[3]	$68.83	39.0%	73.6%	16.0	% pts.	$93.57	8.7%

Total International[4,5]	$87.43	20.6%	72.0%	10.0	% pts.	$121.40	3.8%

Ritz-Carlton International	$145.65	25.8%	69.4%	14.5	% pts.	$209.95	-0.5%

Total International[4]	$93.79	21.5%	71.7%	10.5	% pts.	$130.76	3.6%

International Comparable Systemwide Properties[1,2]

	Five Months Ended May 31, 2004 and May 31, 2003
	REVPAR		Occupancy			Average Daily Rate
Region/Brand	2004	vs. 2003	2004	vs. 2003		2004	vs. 2003
Caribbean & Latin America	$99.19	15.3%	72.6%	7.6	% pts.	$136.63	3.3%
Continental Europe	$83.54	9.9%	64.6%	5.6	% pts.	$129.28	0.4%
United Kingdom	$99.80	10.7%	70.5%	5.4	% pts.	$141.52	2.2%
Middle East & Africa	$81.26	38.8%	74.8%	13.7	% pts.	$108.62	13.3%
Asia Pacific[3]	$72.68	31.3%	74.7%	14.4	% pts.	$97.27	6.1%

Total International[4,5]	$86.72	17.6%	71.1%	9.1	% pts.	$122.01	2.6%

Ritz-Carlton International	$145.65	25.8%	69.4%	14.5	% pts.	$209.95	-0.5%

Total International[4]	$91.47	18.6%	70.9%	9.5	% pts.	$128.94	2.7%

[1]	International financial results are reported on a period end basis, while International statistics are reported on a monthly basis.
[2]	Statistics are in constant dollars and include results for January through May. Excludes North America.
[3]	Excludes Hawaii.
[4]	Includes Hawaii.
[5]	Excludes Ritz-Carlton.

Exhibit 99
MARRIOTT INTERNATIONAL, INC.	Page 18
Non-GAAP Financial Measure Reconciliation (in millions, except per share amounts)

We consider income from continuing operations excluding the impact of the synthetic fuel operations, earnings per share excluding the impact of the synthetic fuel operations, and the effective tax rate excluding the impact of the synthetic fuel operations, to be meaningful performance indicators because they reflect that portion of our income from continuing operations, earnings per share, and the effective tax rate that relates to our lodging business and enables investors to compare the results of our operations and effective tax rate to that of other lodging companies. However, income from continuing operations excluding the impact of the synthetic fuel operations, earnings per share excluding the impact of the synthetic fuel operations, and the effective tax rate excluding the impact of the synthetic fuel operations are all non-GAAP financial measures, and are not alternatives to income from continuing operations, earnings per share, effective tax rate or any other operating measure prescribed by accounting principles generally accepted in the United States.

The reconciliation of income from continuing operations, earnings per share, and the effective income tax rate as reported to income from continuing operations excluding the impact of the synthetic fuel operations, earnings per share excluding the impact of the synthetic fuel operations, and the effective income tax rate excluding the impact of the synthetic fuel operations is as follows:

Second Quarter 2004

	Continuing Operations
	Income from Continuing Operations	Synthetic Fuel Impact	Excluding Synthetic Fuel
Pre tax income (loss)	$179	$(21)	$200

Tax (Provision)/Benefit	(68)	3	(71)
Tax Credits	35	35	—

Total Tax (Provision)/Benefit	(33)	38	(71)

Income from Continuing Operations before Minority Interest	146	17	129

Minority Interest	14	14	—

Income from Continuing Operations	$160	$31	$129

Diluted Shares	240.3	240.3	240.3

Earnings per Share - Diluted	$0.67	$0.13	$0.54

Tax Rate	18.4%		35.4%

Second Quarter 2003

	Continuing Operations
	Income from Continuing Operations	Synthetic Fuel Impact	Excluding Synthetic Fuel
Pre tax income (loss)	$110	$(42)	$152

Tax (Provision)/Benefit	(37)	15	(52)
Tax Credits	53	53	—

Total Tax Benefit/(Provision)	16	68	(52)

Income from Continuing Operations	$126	$26	$100

Diluted Shares	244.3	244.3	244.3

Earnings per Share - Diluted	$0.52	$0.11	$0.41

Tax Rate	-14.7%		33.8%

Exhibit 99
MARRIOTT INTERNATIONAL, INC.	Page 19
Non-GAAP Financial Measure Reconciliation (in millions, except per share amounts)

We consider income from continuing operations excluding the impact of the synthetic fuel operations, earnings per share excluding the impact of the synthetic fuel operations, and the effective tax rate excluding the impact of the synthetic fuel operations, to be meaningful performance indicators because they reflect that portion of our income from continuing operations, earnings per share, and the effective tax rate that relates to our lodging business and enables investors to compare the results of our operations and effective tax rate to that of other lodging companies. However, income from continuing operations excluding the impact of the synthetic fuel operations, earnings per share excluding the impact of the synthetic fuel operations, and the effective tax rate excluding the impact of the synthetic fuel operations are all non-GAAP financial measures, and are not alternatives to income from continuing operations, earnings per share, effective tax rate or any other operating measure prescribed by accounting principles generally accepted in the United States.

The reconciliation of income from continuing operations, earnings per share, and the effective income tax rate as reported to income from continuing operations excluding the impact of the synthetic fuel operations, earnings per share excluding the impact of the synthetic fuel operations, and the effective income tax rate excluding the impact of the synthetic fuel operations is as follows:

Second Quarter YTD 2004

	Continuing Operations
	Income from Continuing Operations	Synthetic Fuel Impact	Excluding Synthetic Fuel
Pre tax income (loss)	$311	$(49)	$360

Tax (Provision)/Benefit	(115)	13	(128)
Tax Credits	64	64	—

Total Tax (Provision)/Benefit	(51)	77	(128)

Income from Continuing Operations before Minority Interest	260	28	232

Minority Interest	14	14	—

Income from Continuing Operations	$274	$42	$232

Diluted Shares	241.5	241.5	241.5

Earnings per Share - Diluted	$1.14	$0.17	$0.97

Tax Rate	16.4%		35.5%

Second Quarter YTD 2003

	Continuing Operations
	Income from Continuing Operations	Synthetic Fuel Impact	Excluding Synthetic Fuel
Pre tax income (loss)	$157	$(101)	$258

Tax (Provision)/Benefit	(54)	36	(90)
Tax Credits	110	110	—

Total Tax Benefit/(Provision)	56	146	(90)

Income from Continuing Operations	$213	$45	$168

Diluted Shares	243.9	243.9	243.9

Earnings per Share - Diluted	$0.87	$0.18	$0.69

Tax Rate	-35.4%		34.7%

Exhibit 99 Page 20
MARRIOTT INTERNATIONAL, INC. Non-GAAP Financial Measure Reconciliation ($ in millions)

We consider lodging operating income to be a meaningful indicator of our performance because it measures our growth in profitability as a lodging company and enables investors to compare the operating income related to our lodging segments to the operating income of other lodging companies. However, lodging operating income is a non-GAAP financial measure and is not an alternative to operating income or any other operating measure prescribed by accounting principles generally accepted in the United States.

The reconciliation of operating income to lodging operating income is as follows:

	Fiscal Year 2003
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Operating income as reported	$58	$68	$90	$161	$377

Less: Synthetic fuel operating loss	59	42	3	—	104

Lodging operating income	$117	$110	$93	$161	$481

	Fiscal Year 2004
	First Quarter	Second Quarter	Second Quarter YTD
Operating income as reported	$151	$118	$269

Less: Synthetic fuel operating loss	—	30	30

Lodging operating income	$151	$148	$299